Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***]

TRAINING SERVICES AGREEMENT

(CW2312748)

EVE UAM, LLC

And

EMBRAER CAE TRAINING SERVICES, LLC.

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TABLE OF CONTENTS

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TRAINING SERVICES AGREEMENT (CW2312748)

This Training Services Agreement (CW2312748) (“Agreement”) is made and entered to be effective as of October 01, 2024 (“Effective Date”) by and between EVE UAM, LLC, a company organized and existing under the laws of the State of Delaware, with office at 1400 General Aviation Drive, Melbourne, FL, 32935, United States (“EVE”); and EMBRAER CAE TRAINING SERVICES, LLC., a company organized and existing under the laws of Delaware, which address, and principal place of business will be at 2929 West Airfield Drive, Dallas-Fort Worth Airport, Texas 75261 (“ECTS”).

EVE and ECTS shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS

A.       EVE is a company in the business of design, development, production, manufacture, supply of services, support and marketing of the Aircraft;

B.       ECTS is a company in the business of providing aviation training;

C.      EVE is in the process of developing, or has developed the aircraft known as EVE-100 and their Derivatives;

D.      EVE plans to manufacture and sell the EVE-100 and their Derivatives, and may have certain contractual training obligations to its customers for the Aircraft;

E.       EVE has issued on June 30, 2023 the Request for Proposal with the objective of inviting bidders to present its proposals for the provision of Services under the terms set forth in such Request for Proposal;

F.       ECTS has submitted a proposal in response to EVE’s Request for Proposal, and wishes to provide the Training System to support the Aircraft in accordance with the terms and conditions contained in this Agreement;

G.      Through such business relationship, ECTS shall provide, design, development, certification, supply, support, improvements and updates in relation to the Training System, to EVE and Customers on the terms set forth and as described herein;

NOW, THEREFORE, subject to the terms and conditions set forth herein, for and in consideration of the mutual promises stated hereby, and of the covenants and agreements herein contained, sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

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1.                      INTERPRETATION

1.1.     The preamble forms an integral part of this Agreement.

1.2.   The division of this Agreement into clauses, articles, sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3.    In the event of conflict, the terms and conditions of this Agreement shall take precedence over the provisions of any of its Attachments.

1.4.   In this Agreement, unless the context indicates otherwise, words importing the singular number include the plural and vice versa and words importing the masculine gender includes the feminine gender and the neuter.

1.5.   Any references herein to this Agreement or to any other agreement shall include any and all amendments, modifications, supplements or substitutions which may be made from time to time to this Agreement or to any such agreement, all as permitted by this Agreement.

1.6.  The references in any Attachment hereto to any terms shall be understood as a reference to those terms as they are defined and used in the Agreement, unless another meaning is clearly indicated by the context in which such term is used.

2.                      ATTACHMENTS

The following documents are attached hereto and are hereby made an integral part of this Agreement.  The Parties agree to comply with the requirements of each of the Attachments.  In the event of a conflict between an Attachment and this Agreement, the terms of the Agreement shall apply:

Attachment I             Training Services Pricing and Commercial Conditions

Attachment II            Master Schedule

Attachment III           Form of Data License Agreement

Attachment IV          Key Performance Indicators

Attachment V           Statement of Work, to include:

a)     Workshare definition for FSTD development and the Operational Evaluation; and

b)     Courseware Development Process

Attachment VI          Courseware License Agreement

Attachment VII         Access Fees

Attachment VIII        Reserved

Attachment IX          Reserved

Attachment X           Form of Joinder Agreement

Attachment XI          List of trademarks and tradenames

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3.                      DEFINITIONS

3.1.    For the purpose of this Agreement, the following terms shall be defined as set forth below unless another meaning is clearly indicated by the context in which such term is used. This Agreement contains additional definitions not set forth in this Clause for certain words or expressions related to the terms and conditions as specified in various Clauses hereof.

3.1.1.    “Access Fees” means those fees payable to EVE by ECTS as described in Attachment VII, Access Fees;

3.1.2.    “Affiliate” means with respect to any Party, an entity which has direct or indirect Control or is controlled by such Party or is under direct or indirect common Control with such Party. For the purposes of this definition, “Control” means, direct or indirect ownership, through one or more intermediaries, of at least fifty percent (50%) of an entity’s voting capital or other voting rights or the power to direct or cause the direction of the management and policies of such first entity, whether through ownership of voting securities, by contract or otherwise; and (ii) with respect to ECTS, any other EMBRAER-CAE joint venture, subsidiaries or branches thereof, established or to be established in other jurisdictions;

3.1.3.    “Aircraft” means the aircraft which are or will be designed and manufactured by EVE, known as eVTOL and EVE-100 and their Derivatives or any substitute designation for such aircraft as selected by EVE;

3.1.4.    “Aircraft Data” means EVE Data and Vendor Data;

3.1.5.    “Aircraft Delivery Long Term Nonbinding Forecast” means the nonbinding estimated Aircraft monthly deliveries for the upcoming 5 (five) years including geographical (continent) location, Customers’ name, and the expected delivery date, as available;

3.1.6.    “Aircraft Delivery Short Term Forecast” means the forecast detailing the Aircraft firm orders and non-firm orders, planned production slots, Aircraft monthly deliveries for the upcoming twenty-four (24) months including Customers’ name and location, Aircraft configuration, Entitlement Training package, and expected delivery date(s), as available;

3.1.7.    “Aircraft Manuals” means a copy of the set of Aircraft operational and maintenance manuals in English. Aircraft Manuals may be marked as “For Training Purposes Only”;

3.1.8.    "Aircraft Program" means EVE’s program for the Aircraft, including all activities related to the design, development, integration, certification, manufacturing, sales, spare parts furnishing, improvements and retrofits in relation to the particular Aircraft as long as that Aircraft is in service;

3.1.9.    “ANAC” means Agência Nacional de Aviação Civil, the Brazilian airworthiness authority;

3.1.10. “Business Day” means any day, other than weekends or other day which is a national banking holiday in the country of the Party which has the obligation to perform within the stated timeframe or in the country where the Training Center is located, as applicable;

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3.1.11. “CAE” means CAE INC., a corporation incorporated under the laws of Canada, with a place of business at 8585 Côte-de-Liesse, Saint Laurent, Quebec, Canada, H4T 1G6; and it is the entity subcontracted by Licensee for the design, development, manufacture, delivery, installation, test and obtainment of the first qualification of the FSTDs and after sales-support, if applicable, as well as creation of the Courseware and the upkeep thereof. Where appropriate, CAE shall include its Affiliates;

3.1.12. “Controller” means any natural or legal person who makes decisions regarding the Processing of Personal Data.

3.1.13. “Courseware” means training manuals and the instructional material developed for each course or curriculum, which may include lesson plans, flight event descriptions, computer software programs, audio-visual programs, workbooks and handouts, presentations or other training tools used to assist in the delivery of Training Services, including without limitation the other associated materials used for a course, in hard copy or digital form (stored on electronic media or remotely accessible) but excluding the FSTDs and the CAE Rise™ training system (if any);

3.1.14. “Customer” means any company or individual who has the right to receive Entitlement Training pursuant to the purchase or lease of the Aircraft and was indicated by EVE to receive Training Services under this Agreement;

3.1.15. “Customer Trainees” means, as applicable, any pilot, maintenance technician or ground crew, who is indicated by a Customer to receive Entitlement Training, provided that under no circumstances shall the person so indicated by the Customer be engaged (either on contractual basis or as a part-time or full-time employees) by a competitor of (i) ECTS; (ii) EVE; (iii) CAE or (iv) any of their respective Affiliates.

3.1.16. "Derivatives" shall mean any aircraft developed from the Aircraft Program which is within the same type rating or satisfies all of the following: (i) has the same number of engines as the EVE-100; (ii) has the same fuselage cross-section as the EVE-100; (iii) utilizes essentially the same aerodynamic and propulsion design, major assembly components and systems as the EVE-100; and (iv) achieves other payload/range combinations by changes in fuselage length, engine thrust or variations in certifiable gross weight;

3.1.17. "DLA” means the Data License Agreement to be entered into between EVE and ECTS or its Affiliates substantially in the form as per Attachment III;

3.1.18. “Differences Training” means training to cover the technical differences between derivative aircraft models within the same type rating.

3.1.19. “EASA” means European Union Aviation Safety Agency;

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3.1.20. “ECTS Indemnitees” means ECTS, its Affiliates, its instructors each entity that owns a Training Center, and their respective officers, employees, agents and representatives.

3.1.21. "EiS” means entry into service of the Aircraft, namely the first and earliest date on which any of the following conditions is met:

(i)   EVE delivers the first Aircraft to the first Aircraft operator after the Training Program is approved by the applicable NAA required to support entry-intro-service of the Aircraft; or

(ii)  The first Customer (who may be the same Customer as the one referenced in clause (iii) below) has completed its pilot training on the EiS configuration; or

(iii) The first Customer (who may be the same Customer as the one referenced in clause (ii) above) has completed its technical training on the EiS configuration.

3.1.22. “Entitlement Training” means the training arranged by EVE in accordance with the training selected by the Customer pursuant to the purchase or lease of the Aircraft, and which shall be provided by ECTS before or upon delivery of the Aircraft

3.1.23. “EVE Data” means all the drawings, data and other technical information relevant to the Aircraft, owned or co-owned by EVE and necessary for the development of the Courseware and for the manufacture, installation, operation, maintenance, upgrade as well as the initial and recurrent qualification of the FSTDs. For avoidance of doubts EVE Data does not encompass any Vendor Data;

3.1.24. “EVE Parts” means those parts which are manufactured by EVE or exclusively provided to ECTS by EVE, and which are necessary for the manufacture, upgrade, operation and maintenance of the FSTDs;

3.1.25. “EVE Trainees” means, as applicable, any pilot, maintenance technician or ground crew, engaged (either as part-time or full-time employee or exceptionally, on contractual basis) by EVE or its Affiliates and who requires Training Services in the course of job-related duties, provided that, under no circumstances, shall such persons be engaged on a contractual basis by EVE or its Affiliates and be otherwise engaged (either on contractual basis or as a part-time or full-time employees) by a competitor of (i) ECTS, or (ii) CAE or (iii) any of their respective Affiliates.

3.1.26. “FAA” means the United States Federal Aviation Administration;

3.1.27. “FSTD” means any Flight Simulation Training Device used for the provision of Training Services and/or the EiS (such as, without limitation, a full flight simulator, mixed reality simulator or other training device);

3.1.28. “ICAO” means International Civil Aviation Organization;

3.1.29. “Informant” means any Party, its Affiliates and any of their respective representatives that provides Proprietary Information to any Recipient, whether in writing, verbally, visually, electronically, in the form of samples, models or otherwise;

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3.1.30. “Instructor” means any instructor or examiner engaged by ECTS directly or indirectly through one of its Affiliates, either on a contractual basis or as a part-time or full-time employee, for the provision of Services;

3.1.31. “Intellectual Property” means the rights of ownership related to human ideas that have market value including, without limitation, inventions, patents, designs, trade secrets, processes, software, data, formulas, teaching tools, techniques and manuals, quality management systems, business systems, standard, models and forecasting, copyrights, service marks or trademarks, as well as the application or registration of a copyright, patent, design, service mark or trademark;

3.1.32. “Internal Training” means any Training Services to be provided to EVE Trainees;

3.1.33. “Large Fleet Customer” means a Customer who has a large enough firm Aircraft order(s) to drive the need for at least 2500 FSTD hours per year;

3.1.34. “Local Training” means any Training Services to be provided to any Customer outside the Training Center as mutually agreed between EVE, Customer and ECTS;

3.1.35. “Master Schedule” means the written schedule included as Attachment II to this Agreement and includes key Aircraft and Training System milestones;

3.1.36. "Milestones" means the end of a stage related to the implementation, development or supply of Training Services, Courseware, FSTDs or Training System as better detailed in Attachment II hereto;

3.1.37. “Moratory Period” [***]

3.1.38. “NAA” means any national aviation authority;

3.1.39. “Net Annual Revenue” means the revenue received by ECTS from Customers for any Training Service, and excludes all revenue received by ECTS from EVE related to Entitlement Training, is net of any discounts as well as sales taxes or any other taxes, levies and duties of any kind, and accounts receivables write offs;

3.1.40. “Non-Entitlement Training” means all training services to be provided to Aircraft operators and/or owners with respect to operation of the Aircraft other than Entitlement Training and Internal Training;

3.1.41. "Operational Evaluation” or “OE” means a regulatory activity, usually conducted as a multi party activity between the OEM, FAA, EASA and any other NAA’s that confirms the operational suitability of an aircraft or variant, the pilot type rating as well as the minimum training, currency and checking requirements of an aircraft, derivative or applicable update to the aircraft, prior to entering into service;

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3.1.42. “Operational Publication” means any Aircraft Manuals, software, electronic media, presentation and any other material required for the development and/or provision of Training Services;

3.1.43. “Order” means any written purchase order or other similar document issued by EVE to ECTS, to request the supply of Entitlement Training and/or Internal Training, however, any terms and conditions in any Order and in particular EVE standard terms and conditions that may conflict with any terms and conditions in this Agreement, be they in small print, printed in the back of the Order or incorporated by reference (other than a reference to the terms and conditions of this Agreement) shall be inapplicable and shall have no force or effect and the terms and conditions of this Agreement shall prevail;

3.1.44. “Personal Data” means data and information obtained by digital or non-digital means, capable of identifying or making identifiable natural persons, including data that can be combined with other information to identify an individual and/or that relate to the identity, characteristics, or behavior of an individual or influence the way that individual is treated or evaluated, including identifying numbers, location data, or electronic identifiers, such as cookies, beacons, advertising ids, and related technologies;

3.1.45. “Pilot Training” means those pilot training events as described in Attachment I, to be provided by ECTS to a Trainee;

3.1.46. “Price” means the price of each of the Training Services set forth in Attachment I to this Agreement;

3.1.47. “Privacy Regulation” means the legislation for the processing and protection of personal data enacted in the country where the Training Services are delivered or where the personal data is stored, without giving effect to extra-territorial applicability of privacy regulations of other countries.

3.1.48. “Processing” means any operation performed with Personal Data, such as collection, production, reception, classification, use, access, reproduction, transmission, distribution, processing, archiving, storage, elimination, evaluation, modification, communication, transfer, dissemination, or extraction of Personal Data;

3.1.49. “Processor” means the natural or legal person who Processes Personal Data on behalf of the Controller;

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3.1.50. “Proprietary Information” means all non-public information or data  disclosed by one Party to the other (or its Affiliates) under this Agreement, whether or not marked or otherwise specified as proprietary or confidential, related to the Aircraft Program, Training Program or Training System which concerns a Party’s, its Affiliates, customers, suppliers’ or licensors’ technology, trade secrets, know-how, existing or future products, commercial, financial or corporate information. This information may include, but is not limited to, information relating to: inventions, computer software programming and technology, research, development of new products, engineering, manufacturing processes, purchasing data, make-or-buy plans, business plans, accounting, marketing, sales or pricing data. Such information or data may be contained in materials, such as drawings, designs, engineering releases, tools, master tools, models, samples, databases, datasets, specifications, algorithms, Courseware, manuals, reports, compilations, research, patent applications, computer programs, machine-readable data (such as electronic files), marketing and financial information and plans, and any information derived or compiled in whole or in part therefrom. Such information and data also includes, but is not limited to, information received by a Party from a third party (such as from its Affiliates, customers, and/or suppliers) which the Party is obligated, contractually or otherwise, to hold in confidence;

3.1.51. “Ready for Training” or “RFT” means that the Training System, or any portion of it, as applicable, has been certified or qualified by ANAC, EASA, FAA or Customers’ NAA, as applicable, and that the Training System is ready to provide type ratings;

3.1.52. “Ready for Use” or “RFU” means that the FSTD has been formally accepted by EVE in written or used by EVE to conduct training dry runs, whichever comes first;

3.1.53. “Recipient” means any Party that receives Proprietary Information from any Informant, whether in writing, verbally, visually, electronically, in the form of samples, models or otherwise;

3.1.54. “Remedial Training” means any training applicable to Trainees in order to correct specific deficiencies in Trainee performance detected during the Training Services;

3.1.55. “Taxes” means all taxes, fees, charges, withholdings or duties and any interest, penalties, fines, or other additions to tax, including, but not limited to, sales, use, value-added, goods and services, stamp, excise, transfer and similar taxes imposed by any domestic or foreign authority arising out of or in connection with this Agreement, and expressly excludes each Party’s income taxes calculated and levied on net profits, gross receipts and franchise taxes;

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3.1.56. “Term” means the period starting on the Effective Date and ending on the last date ECTS provides Entitlement Training for the Aircraft;

3.1.57. “Time Frame” means each 12 (twelve) consecutive months commencing on the Effective Date. Each Time Frame shall commence on the day after the expiration of the previous Time Frame;

3.1.58. “Trainee” means, as applicable, any Customer Trainee and/or EVE Trainee;

3.1.59. “Training Center” means any facilities utilized by ECTS for the provision of Training Services as defined in Clause 8;

3.1.60. “Training Conference” means the meeting that shall take place at (i) Customer’s facilities, or (ii) any other place designated by EVE, or (iii) virtually, on a date to be mutually agreed by the Parties prior to the commencement of Training Services, involving EVE, Customer and ECTS, the latter if required by EVE, to present the scope of the Training Services to be provided to the Customer;

3.1.61. “Training Demand Forecast” means a nonbinding projection of the Training Services demand calculated by ECTS based on the Aircraft Delivery Long Term Nonbinding Forecast and Aircraft Delivery Short Term Forecast;

3.1.62. “Training Program” means each individual training program that describes the courses, Courseware, syllabus, facilities, FSTDs and personnel necessary to provide the Training Services for the Aircraft;

3.1.63. “Training Services” means the pilot, maintenance, and ground handling training related to the Aircraft being provided by ECTS under the terms of this Agreement as defined in Attachment V – Statement of Work;

3.1.64. “Training System” means the structure, processes, tools and personnel necessary to provide Training Services for Customers in regard to the Aircraft as required to be provided by ECTS in accordance with this Agreement, including the provision of Training Centers, FSTDs, Courseware and Instructors;

3.1.65. “Training System Report” means the written report, prepared by ECTS, detailing the current status of the Training System, including but not limited to certifications, Training Center locations, quantity and configuration of the FSTDs at each Training Center.

3.1.66. “Vendor Data” means those drawings, data and other technical information which are relevant to the Aircraft, which are property of EVE’s suppliers and are provided to ECTS by suppliers other than EVE, or by EVE but duly identified as Vendor Data and which are necessary for the development of the Courseware and for the manufacture, installation, operation, and maintenance, upgrade as well as the initial and recurrent qualification of the FSTDs.

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3.1.67. “Vendor Parts” means those parts which are manufactured and provided to ECTS by suppliers other than EVE, or by EVE but duly identified as Vendor Parts, and which are necessary for the manufacture, operation, and maintenance of the FSTDs.

4.                      SUBJECT

4.1. Subject to the terms and conditions set forth in this Agreement:

4.1.1.    ECTS shall provide the Training Services to EVE or its Customers and EVE agrees to purchase Entitlement Training from ECTS, subject to this Clause 4.

4.1.2.    EVE appoints ECTS as its [***] worldwide Training Services provider related to the Aircraft, during the Term of this Agreement.

4.1.3.   [***],:

(i) [***],

(ii) [***].

4.2. [***].

4.3. [***].

4.4. Nothing in this Agreement shall preclude EVE from:

4.4.1.    Providing operational and product support to Customers;

4.4.2.    Conducting training for EVE’s employees,

4.4.3.    Providing EVE Data and Vendor Data to any Large Fleet Customer who has refused to take Entitlement Training from ECTS.

4.5. ECTS expressly acknowledges and agrees that EVE has no obligation or commitment whatsoever to:

4.5.1.    start the Program on any specific date;

4.5.2.    comply with any specific time schedule for the performance or execution of the Program; or

4.5.3.    having started the Program, to continue or complete it.

4.6. [***].

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5.                      ACCESS FEES

5.1. At the end of each Time Frame, [***].

6.                      INCLUSION OF DERIVATIVES

6.1. Provided that Training Services for a Derivative may be performed through Differences Training using the then available Training System and associated syllabus for the Aircraft, the terms and conditions of this Agreement will apply to such Derivative. In the event that ECTS is required to develop and build a new FSTD, modify existing FSTDs, update the Courseware package, and/or other changes to the Training System to support the training for such a Derivative, then terms related to Pricing and Access Fees will need to be negotiated for that Derivative.

7.                      INCORPORATION OF NEW ECTS ENTITIES

7.1. In the event that Training Services are to be provided in countries where an ECTS entity does not already exist, the Parties hereby agree that a new ECTS entity may be created to provide such training services without EVE’s consent and without any additional cost to EVE. No indemnity or damage will be due from EVE to ECTS in regards to the creation of a new ECTS entity, for whatever reason, including, without limitation, in case of termination of this Agreement.

7.2. Parties agree that prior to any other ECTS Affiliate becoming a provider of Training Services, EVE acting in all reasonableness will have the right to perform a risk assessment of this ECTS Affiliate and, provided that it has passed such risk assessment, this ECTS Affiliate shall sign a joinder to this Agreement substantially in the form of Attachment X attached hereto, such that the terms and conditions of this Agreement shall also apply to this ECTS Affiliate mutatis mutandis, as if such ECTS Affiliate was a party to this Agreement, provided that such Affiliate is not Disqualified (as defined in Clause 34).

8.                      TRAINING SERVICES

8.1. ECTS shall be capable of providing all Training Services and responsible for obtaining and maintaining all required certifications, qualifications, validations and/or approvals from applicable NAAs in connection with the implementation and performance of Training Services under the terms of this Agreement. Any required modification of the Courseware developed, upgraded and/or updated by ECTS must be validated by EVE before any deployment.

8.2. The provision of any Local Training by ECTS shall be mutually agreed in advance between EVE and ECTS.

9.                      CHANGES

9.1. Parties acknowledge and agree that the Training Services Prices in Attachment I were calculated based on: (i) [***], (ii) [***], and (iii) [***]. The Parties further recognize that the Training Services Prices may be affected by certain “Changes”, meaning changes in the Aircraft and/or in various elements of the Training Program, as the case may be.

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9.2. The following Changes shall be implemented by ECTS with no additional cost to EVE:

9.2.1.    [***]; and

9.2.2.    [***];

9.3. [***].

10.                  BOOKING AND SCHEDULING

10.1. EVE shall at all times be responsible for the selection of EVE Trainees. EVE acknowledges that all Trainees shall have to meet the minimum entry level requirements of the course in which they will participate as indicated in the syllabus of that course. EVE shall advise Customers of such minimum entry level requirements. If ECTS reasonably determines that any Trainee does not meet such minimum entry level requirements, ECTS shall inform EVE thereof, and ECTS shall be under no obligation to provide any Training Services to such Trainee.

10.2.   All Training Services for Trainees at Training Centers shall be scheduled [***].

10.3. ECTS shall make available scheduling representatives (the “Scheduling Representatives”) that shall use all commercially reasonable efforts to reserve the training events for the Training Services requested by EVE and the Scheduling Representatives shall be accessible twenty-four (24) hours a day and three hundred and sixty-five (365) calendar days a year, except on major holidays.

10.4. ECTS shall support and accommodate, subject to availability, any unscheduled need of Remedial Training and/or further attempts to check-rides and exams that any Trainee may need to successfully complete its training. [***].

10.5. EVE shall notify ECTS of all Entitlement Training requirements no later than [***] prior to the requested commencement of Entitlement Training, and such entitlement notification form shall contain each Customer’s contacts, entitlement package, Aircraft expected delivery date, serial number and aircraft type.

10.6.  After receiving information as per Clause 10.5, ECTS shall contact each Customer to arrange specific training requirements and dates at [***]. For avoidance of doubt, all information required by the Customers to attend the scheduled training event shall be duly provided to the Customer by ECTS.

10.7.   It is hereby understood and agreed that ECTS has no authority to make any conversion or modification to the Entitlement Training credits or content without prior written approval of EVE.

10.8. ECTS shall have an integrated scheduling system and shall provide EVE all essential schedule information such as a weekly report to EVE reflecting the Customers that have scheduled Training Services and the confirmed training sessions for EVE Trainees ("Report").

10.9. EVE shall issue an Order to ECTS, [***] before commencement of the relevant Training Services session identified in the Report. Unless otherwise agreed by the Parties, no Training Services shall be provided to any Trainee until the relevant Order has been issued by EVE and acknowledged and confirmed by ECTS.

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10.10.  After receiving the Order, ECTS shall promptly acknowledge receipt of the Order by means of an Order acknowledgement. For clarification, no such Order acknowledgements shall constitute an Order confirmation or rejection.

10.11.  ECTS must confirm or reject the Order within a period of five (5) days after receipt of such Order, and once ECTS has confirmed the Training Services set out in the Order for the respective period, ECTS shall provide them as ordered (“Confirmed Training”). In the event ECTS does not provide EVE with any answer to the Order within the above time frame, then the Order shall be deemed accepted “as is”.

10.12.  ECTS shall be responsible for the master planning and scheduling of all Training Services according to the Training Demand Forecast and Orders, as set forth above, including planning and scheduling all the necessary resources needed for the provision of the relevant Training Center, including but not limited to the FSTDs, classrooms and instructors.

10.13.  Immediately after each Order is confirmed and both the date for provision of the Training Services and Customer Trainees are selected, ECTS shall send each Customer a confirmation letter with all information directly related to the provision of Confirmed Training.

10.14.  In the event of a potential schedule conflict between different Customers, ECTS shall use commercially reasonable efforts to coordinate such schedule in advance with EVE. The coordination of such schedule conflicts between the Parties shall aim to satisfy the needs of Customers and to ensure that such Customers’ training requirements are met in support of, and consistent with, the Aircraft delivery dates. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that provided:

(i)                 EVE issues an Order for Entitlement Training in accordance with the process described in this Clause 10; and

(ii)                such Order is consistent with the schedule agreed following the approach in this Clause 10.14, and

(iii)              such Order is consistent with the Training Demand Forecast,

then in all cases the Entitlement Training requested in an Order from EVE shall not be refused by ECTS and shall be given the highest priority without conflicting with other previously scheduled Training Services event(s).

10.15.  EVE may request additional Entitlement Training that is not included in the current Aircraft Delivery Short Term Forecast and ECTS shall use commercially reasonable efforts to comply with any such request.

10.16.  In the event that ECTS cancels Confirmed Entitlement Training, ECTS shall resolve the cancellation issue directly with the Customer. In such cases, ECTS agrees that EVE shall not be responsible for any cancellation costs.

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10.17.  Notwithstanding the aforementioned, EVE at its sole discretion may request adjustments to the Training Demand Forecast due to strategic decisions, but such adjustments shall only be effective and implemented upon mutual written agreement of the Parties.

10.18.  [***]:

10.18.1. request for rescheduling/cancellation received [***] or more prior to commencement of the relevant training shall be [***] to EVE;

10.18.2. request for rescheduling/cancellation received [***] or more but less than [***] prior to commencement of the relevant training, [***] percent of the relevant price set out in Attachment I;

10.18.3. request for rescheduling/cancellation received [***] or more but less than [***] prior to commencement of the relevant training, [***] percent of the relevant price set out in Attachment I; or

10.18.4. request for rescheduling/cancellation received less than [***] prior to commencement of the relevant training or no request received, one hundred [***] of the relevant price set out in Attachment I.

10.19.  In the event of rescheduling or cancellation of any Confirmed Training by a Customer except in the event of excusable delay affecting a Trainee, ECTS shall advise EVE of same and ECTS shall charge EVE the fees provided for in Clause 10.18 and EVE agrees to pay same to ECTS.

10.20.  Except in the event of excusable delay affecting a Trainee, EVE agrees to pay for Confirmed Training events in the event: (i) a Trainee fails to use any Training Services during the Confirmed Training time for any reason other than unscheduled maintenance; (ii) late arrival of a Trainee; (iii) failure of a Trainee to show up or complete a training session.

10.21.  EVE acknowledges that any changes or shifts in Confirmed Training are subject to the same treatment, and payment of fees, as cancellation of Confirmed Training.

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11.                  CUSTOMER RELATIONSHIP AND SUPPORT

11.1.   ECTS warrants that it will prepare, manage and keep each Trainee’s training records in accordance with ANAC, EASA, FAA, as applicable, and Customer’s NAA’s requirements, as applicable, and will deliver each Trainee relevant Training Service certificate, when applicable, upon its successful completion.

11.2.  Upon EVE’s and/or Customers’ request, ECTS shall be available to attend, [***] to EVE and/or Customer, to any meetings (“ad-hoc”) related to Training Services matters. If such request comes directly from Customer, ECTS shall inform and make EVE aware prior to such meeting. Parties agree that whenever feasible and to minimize expenses, such meetings shall be conducted virtually.

11.3.   Training Conference. ECTS agrees to submit its presentations for EVE’s approval at least [***] utilizing such presentations at any Training Conference.

11.4.   Notwithstanding the foregoing, ECTS agrees to observe and comply with Training Conference rules and procedures, as established below, when participating in any Training Conference. It is hereby understood and agreed by the Parties that EVE’s Representative shall chair all meetings held during any Training Conference.

11.4.1. Training Conference shall be held on dates and at a location to be agreed between the Parties.

11.4.2. EVE will provide ECTS with all required information, including delivery schedule and scope of Entitlement Training offered to the Customer, for ECTS to prepare a training plan for the Customer.

11.4.3. ECTS must prepare a corporate presentation showing its capabilities, global presence, the relevant Training Program(s), Training Centre Operations and procedures, pre-requisites for each type of training, and the proposed timeframe and location dates to comply with the delivery dates provided by EVE.

11.5.   ECTS shall provide, at no additional cost to EVE and/or Customers representatives, the following services, during business operating hours, except on public holidays:

a)     Check-in and on-site support & concierge service in the Training Center.

b)     Access to all necessary areas at the Training Center.

12.                  GOVERNANCE

12.1.   This section describes the organizational structure to be put in place to guide the Parties, implement and conduct processes, and evaluate the activities to be jointly undertaken by the Parties in regard to the Agreement. There will be 2 (two) committees: a (i) Governance Committee and a (ii) Steering Committee, each with recorded minutes. The Parties shall designate a person from each party to take the minutes for each meeting and to consolidate into one minutes of meeting. The minutes of meeting shall consist of a summary of points discussed, issues identified, action items, responsible party, and date for completion. Minutes of meeting shall be provided promptly following the meetings to all Parties and if no comments are received within from submission, they shall be deemed approved by the Parties.

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12.2.   Governance Committee

The focus of the Governance Committee is to oversee the overall performance of the Agreement, as well as the direction, monitoring, review of the Services and products provided under this Agreement, and any other matter in connection with or related to this Agreement. The Governance Committee (“Governance Committee”) shall follow the performance of both Parties in meeting their obligations under this Agreement. The Governance Committee shall meet monthly following the Effective Date and shall be constituted of three (3) members from each Party. The Governance Committee shall include the following members, or as otherwise agreed to by the Parties:

Governance Committee
EVE Contract Administrator Head of Training
ECTS ECTS General Manager ECTS Head of Training ECTS Customer Service

12.2.1. Meetings can be done by phone, video conference (any virtual environment), technical means agreed upon, or in person. If in person, the Parties agree to alternate locations between ECTS location and EVE location, and the Parties are responsible for their own travel and living expenses. In the event that either Party’s representatives are going to the other Party’s facilities, it is understood and agreed that such representatives shall abide by all of the other Party’s facilities’ rules and regulations.

12.2.2. During the Governance Committee reviews, the Parties shall address, as a minimum and if necessary, the following topics:

  Training Program overview, including overall schedule status and deliverables by both Parties;
  Performance review of Training Services against KPIs including Trainee satisfaction survey results and definition of appropriate improvement plans;
  Identification of substantial business and technical issues and definition of appropriate improvement plans;
  Resolution of issues for Training Services delivery, Courseware development and delivery, FSTD development and delivery or any contractual or management issues;
  Updates by EVE on the Aircraft Program, including Aircraft modifications and new variants/derivatives;
  On a quarterly basis, updates to: a) Aircraft Delivery Short Term Forecast (including delivery location), b) Aircraft Delivery Long Term Nonbinding Forecast, and c) utilization of ECTS’ FSTD(s);
  Review of the previous Governance Committee meeting action items; and
  List of activities planned for the next Governance Committee meeting.

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12.2.3. Each Party shall record and report on all action items for such Party generated during the review and such reports shall contain the action items, the originator’s name, description of the action item, date of the action item, date for completion of the action item and the person responsible for the action item. Any Party with action items, shall report status on progress against completion of action items at a frequency commensurate with the specific action item’s completion date.

12.2.4. In the event that a dispute or matter is not resolved by the Governance Committee within thirty (30) Business Days, or such other reasonable period determined by the Parties while taking into consideration the circumstances surrounding each dispute or matter, and followed by the other Party’s notice that the dispute/matter is not resolved, then such dispute/matter shall be referred to the Steering Committee.

12.2.5. The Steering Committee shall also address any subject(s) proposed by EVE and/or ECTS that may not be a dispute covered by the paragraph above but which a Party claim has or may have significant impact on its business or the Training Program.

12.2.6. The materials intended for presentations and discussion during the Governance Committee shall be provided to the Parties no less than three (3) not more than five (5) business days in advance to the scheduled meeting date, to allow for prior review and consideration by all Parties.

12.3.   Steering Committee

The focus of the Steering Committee is to oversee the overall performance of the Agreement, as well as the direction, monitoring, review of the Services and products provided under this Agreement, and any other matter in connection with or related to this Agreement. The Steering Committee shall, unless called earlier or more regularly in accordance with this Agreement, meet every six (6) months following the Effective Date, be constituted of two (2) members from each Party, and shall include the following members, or as otherwise agreed to by the Parties, provided that there are two (2) members of each from EVE and ECTS:

Steering Committee
EVE Head of Procurement Head of Flight Operations
ECTS Embraer Business Development (on behalf of ECTS) CAE Business Development (on behalf of ECTS)

During the Steering Committee reviews, the Parties shall address the following topics:

  Training Program overview, KPIs, any substantial business and technical issues, as well as any contractual or management issues; and
  Resolution of issues highlighted by the Governance Committee;

The materials intended for presentations and discussion during the Steering Committee shall be provided to the Parties no less than seven (7) business days in advance to the scheduled meeting date, to allow for prior review and consideration by the members of each Parties.

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12.4.   Executive Committee

Notwithstanding any dispute between ECTS and EVE, each Party shall continue to perform their obligations under this Agreement, unless otherwise specified herein. In the event that any dispute or matter is not resolved by the Steering Committee within thirty (30) Business Days, or such other reasonable period determined by the Parties while taking into consideration the circumstances surrounding each dispute, and followed by a Party’s notice that the dispute is not resolved, then such dispute shall be referred to the Executive Committee comprised of the following four (4) members (the “Executive Committee”):

Executive Committee
EVE Chief Executive Officer VP Services, Operations Solutions, Strategic Design & Ecosystem
ECTS ECTS Chairman (Embraer) ECTS Board Member (CAE)

Notwithstanding the aforementioned designates of the Governance Committee and Steering Committee, ECTS and EVE shall have equal representations in the Governance and Steering Committees and each Party shall be entitled to replace such designate(s) should position/title be modified, by written notice to the other Party.

13.                  INSTRUCTORS

13.1.   ECTS shall have a sufficient number of qualified and experienced Instructors and examiners, dedicated for the Aircraft, as deemed necessary according to the Training Demand Forecast. ECTS shall be solely responsible to develop its Instructors training program.

13.2.   Upon EVE’s detection of a substantiated quality and/or performance issue related to any Instructor, EVE shall immediately notify ECTS in writing thereof and ECTS shall, within 2 (two) Business Days, investigate to determine whether a quality and/or performance issue actually exist or not, and inform EVE in writing of its findings. If ECTS determines that there is indeed a quality and/or performance issue, ECTS will address the issue according to ECTS’ human resources policies.

13.3.   Subject to an unforeseen circumstance such as illness, injury, death in the family or other unexpected urgent situation, ECTS shall make its commercially reasonable efforts to manage the instructor roster in such a way the training is not impacted.

13.4.   ECTS shall provide EVE with an agreed number of ECTS pilot and maintenance instructors/examiners for the OE of the Aircraft, including dry runs and audits. These instructors/examiners will be appropriately skilled, qualified, and experienced to contribute to the OE process and approved by EVE, whose approval will not be unreasonably withheld, conditioned, or delayed.

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14.                  TRAINING PROGRAM

14.1.   ECTS shall support EVE during the EVE Training Program development, modification, upgrade, update and approval process, according to ANAC, EASA and FAA requirements, as applicable, at no additional cost to EVE in accordance with the SOW (Attachment V).

14.2.   [***].

14.3.   Notwithstanding the aforementioned, subject to the conditions listed in Clause 4, EVE may elect to directly support any Large Fleet Customer to develop its own training program.

15.                  OPERATIONAL EVALUATION (OE) SUPPORT

15.1.   ECTS shall support EVE for OE activities and processes in accordance with Attachment V.

15.2.   Notwithstanding Clause 14.1, the Training Program required for the Operational Evaluation shall be submitted by EVE to the relevant NAA, [***].

16.                  OPERATIONAL PUBLICATIONS

16.1.   ECTS shall keep, during the Term, a yearly subscription of all the necessary Operational Publications, to be provided by EVE at market price.

16.2.   ECTS shall ensure proper handling of the Operational Publications, during the provision of Training Services in order to pursue the comprehension and knowledge of the same by the Trainees.

17.                  COURSEWARE

17.1.   All Courseware shall be developed by ECTS in accordance with the detailed courseware development and review process detailed in Attachment V, Appendix 3.

17.2.   ECTS shall ensure that:

17.2.1. All Courseware will be updated as per the latest revision of the Operational Publications no later than [***] after the release of such revision,

17.2.2. All presentations and any other instructional material used in the provisioning of Training Services will be updated as per the latest revision of the Operational Publications no [***] after the release of such revision,

17.2.3. Any other Courseware will be updated as per the latest revision of the Operational Publications no later than [***] calendar days after the release of such revision.

17.3.   ECTS shall grant EVE a license to use the Courseware for its own training of EVE Trainees as described in Attachment VI (the “Courseware License”).

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17.4.   ECTS shall acquire from EVE all Aircraft Data, [***], necessary for the purposes of amongst other developing or acquiring Courseware to be used in the provision of Training Services for the Aircraft on the terms detailed in Clause 20.5. EVE shall provide ECTS with Aircraft Data in accordance with the corresponding DLA.

17.5.   All Courseware applicable to any Training Program shall comply with industry established standards, such as but not limited to guidelines defined by ADL (Advanced Distributed Learning), AICC (Aircraft Industry CBT Committee) and ATA (Air Transport Association). The Courseware shall also comply with ISD (Instructional System Design) approaches, including but not limited to the guidelines defined on the ADDIE (Analysis, Design, Development, Implementation, Evaluation) model.

17.6.   In view of the nature of the Training Services provided hereunder, and for avoidance of doubt, EVE understands that the Training Services and Courseware will be provided in the English language and EVE shall ensure that EVE Trainees are, and shall inform Customers that Customer Trainees need to be fluent in the English language. A Customer may request that all or a portion of the Courseware be provided in the Customer’s native language at EVE or Customer’s own cost.

18.                  TRAINING CENTER

18.1.   Upon the Effective Date of this Agreement, ECTS agrees to provide Training Services under the terms and conditions herein.

18.2.   The number and location of Training Centers shall be mutually agreed and adjusted according to the Training Demand Forecast. However, in support of EiS, [***] All the necessary arrangements for the second deployment must be made in advance.

18.3.   ECTS shall be solely responsible to ensure the proper daily operation and maintenance of all Training Centers. ECTS shall ensure that all Training Centers are in good order and working condition, in conformity with the applicable legislation and the terms of this Agreement.

18.4.   [***].

18.5.   Additional Training Centers may be added for ANAC, EASA and FAA certification if mutually agreed to in writing by the Parties to the extent necessary to meet the applicable NAA regulatory requirements for Entitlement Training.

18.6.   .

18.7.   Each ECTS Training Center shall be open throughout the calendar year, except for certain holidays and for any ECTS wide closure.  During the days where there is scheduled Entitlement Training, ECTS Training Centers shall typically be open during business hours and the following shall be available to Customer and/or EVE:

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a)     Complimentary wireless internet access;

b)     Resting area;

c)     Space for Customers to eat, with microwave and vending machine;

d)     Telephone, photocopy machine, printer;

e)     Information and accommodation of specific cultural and religious requirements and/or infrastructure;

f)       IT support;

g)     Adequate parking area;

h)     Access to office space available to EVE equipped with air conditioning, desk, chairs, telephone and internet access;

18.8.   Parties will agree on visually promoting the EVE brand on the Training Center and in any available media [***] to EVE. EVE and ECTS shall mutually agree in advance regarding the appropriate EVE related material to be displayed in the Training Center and in the available media. Each Party shall observe and abide by the rules and procedures for the use of the other Party’s trademarks, subject to agreed trademark license terms in Clause 36.

18.9.   [***].

19.                  FSTD OPERATION, QUALIFICATION AND AVAILABILITY

19.1. ECTS shall (i) have the necessary number of FSTDs, according to the Training Demand Forecast, duly qualified under ANAC, FAA or EASA regulatory requirements as applicable, and (ii) be solely responsible, at its own cost, to ensure such qualifications, quality, daily operation, and maintenance of all FSTDs.

19.2.   ECTS shall ensure that all FSTDs are built to meet the current regulatory requirements of the governing NAA at the time the FSTD design and manufacturing process begins, at no additional cost to EVE.

19.3.   At EVE’s request, EVE shall (i) have the right to participate, as an observer, subject to Customer approval and the terms of Clause 27, in the FSTD qualification process and to receive a copy of the NAA statement of qualification related to such qualification, commented by ECTS, and (ii) be provided by ECTS with a report of discrepancies related to NAA qualification of the FSTDs operated for the Training Services.

19.4.   ECTS shall have a reliable and consistent qualification control system in place and ECTS agrees that EVE shall have the right to be provided with all necessary information regarding such qualification control system.

19.5.   ECTS shall make available to EVE, upon EVE’s request, a complete list of malfunctions available at ECTS’s FSTDs. EVE shall have the right to request additional malfunctions required to support the approved Training Program. The cost of such malfunction implementation shall be [***] to EVE. [***].

23

19.6.   ECTS shall make its commercially reasonable efforts to comply with EVE requests for sales campaigns support, by making available, [***], as well as all necessary support to conduct such campaigns.  EVE shall provide ECTS [***]days advance notice but no less than fifteen (15) calendar days of each campaign.

19.7.   ECTS shall comply with EVE requests for engineering campaign support by providing EVE access to ECTS FSTDs (without ECTS instructors) on a space available basis, [***].  Any further ECTS support required by EVE, such as instructor time (including review of new courseware), engineering support, travel and living, participation in meetings (including Record of Comments and NAA meetings), OE program management, materials, etc., [***]. EVE shall provide ECTS with a [***] days advance notice. Notwithstanding the foregoing, in no event shall engineering campaigns have priority over scheduled training events for Customers.

19.8.   .

20.                  FSTDs CONFIGURATION, UPDATES & UPGRADES

20.1.   ECTS shall have a configuration control system in place and EVE shall have access to each FSTD updated configuration information.

20.2.   ECTS shall make available, [***], the necessary training scenes and qualification visual scenes as per the applicable ANAC, FAA or EASA regulatory requirements. ECTS shall update and maintain such visual scenes, according to the applicable ANAC’s, FAA’s and EASA’s timeframe requirements.

20.3.   ECTS shall keep updated, [***], the flight management system navigation database, in all applicable FSTD, per applicable ANAC, FAA or EASA regulatory requirements;

20.4.   If the regulatory requirements of the governing NAA require an update or upgrade of certain FSTDs, ECTS shall, [***], use its reasonable commercial efforts to implement such updates and upgrades in the timeframe required by the governing NAA.

20.5.   .

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21.                  FSTD MANUFACTURING

21.1.   For the purpose of manufacturing FSTDs for the provision of Training Services under this Agreement, EVE shall provide Aircraft Data at the prices and conditions defined in Attachment III and subject to Clause 9.1. The license for any Aircraft Data provided by EVE to ECTS shall be subject to the execution of a data licensing agreement in the form of Attachment III. Such data license agreement shall be executed by the Parties prior to EVE granting access to the Aircraft Data.

21.2.   ECTS shall be responsible for procuring and purchasing all the necessary EVE and Vendor Parts. EVE shall provide ECTS with all EVE Parts at [***].

21.3.   ECTS shall provide evidence of the development and manufacturing of FSTDs for [***], by providing EVE with acknowledgment of each Milestone, as defined in the Master Schedule.

22.                  TRAINING TO EVE TRAINEES

22.1.   At EVE’s request and subject to student capacity of any confirmed ground school training event not being filled by Customer Trainees and ECTS instructors undergoing training, ECTS shall allow EVE Trainees to fill such student capacity free of charge and attend such confirmed ground school training event. Except for any training fees, EVE will bear all travel & living costs and expenses related to EVE Trainees’ participation in such ground school courses and shall also pay or reimburse ECTS for costs of any manuals or other materials which are not returned to ECTS after training (e.g. iPad loans).  Notwithstanding, even if ECTS had advised EVE that student capacity was available, EVE agrees that ECTS retains the right, in its sole discretion and without liability to EVE, to subsequently advise EVE at least fifteen (15) calendar days prior to the start of such confirmed ground school training event/session, that such empty student capacity is no longer available to EVE Trainees should Customers or ECTS instructors have a need for same. In case ECTS fails to so advise EVE, ECTS shall be liable to EVE in regards of the direct costs and/or expenses actually incurred by EVE due to late notice or lack of notice, provided however that no such costs and expenses shall be payable if EVE requested that Customers or ECTS instructors use such confirmed ground school training event/session instead of EVE Trainees. The number of EVE Trainees shall be agreed from time to time by EVE and ECTS, provided that the number of EVE Trainees per ground school training event shall not exceed [***].

23.                  ECTS’ ADDITIONAL OBLIGATIONS

23.1.   Based on commercial agreements [***]. Furthermore, EVE’s brand may be present in ECTS’s flight schools around the globe, subject to Clause 36 (Trademark) and other applicable terms agreed in advance by EVE.

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24.                  EVE’S ADDITIONAL OBLIGATIONS

24.1.   Subject to the terms and conditions of this Agreement, EVE shall provide ECTS with Aircraft Data in accordance with the then current agreed Master Schedule in Attachment II. It is understood that quality, accuracy, completeness, and timing of data drops identified as “OEM & Vendors Activities”, “EVE Deliverables”, ”Vendor deliverables”, and/or “[***]” in such Master Schedule is critical for ECTS’ timely completion of its obligations under this Agreement.

24.2.   EVE shall submit the Training Program to the applicable NAA for any Operational Evaluation for the Aircraft.

24.3.   [***].

25.                  QUALITY ASSURANCE

25.1.   ECTS shall have and continuously maintain a management system including quality assurance in compliance with the applicable regulations under which the Authorized Training Organization (“ATO”) & Flight Simulator Training Device Organization (“FSTDO”) are operated.

25.2.   ECTS shall bear any costs associated with NAA inspections and evaluations.

25.3.   Upon EVE’s request, ECTS shall notify EVE within at least 30 (thirty) Business Days prior to any certification audit to be conducted by NAAs. In such case, ECTS hereby agrees to make all audit reports available to EVE for follow-up and appreciation, within 15 (fifteen) calendar days after the conclusion of such certification audit.

26.                  KEY PERFORMANCE INDICATORS (KPIs)

26.1.   The Parties have established KPIs that will be used to measure performance throughout the duration of this Agreement. ECTS shall report to EVE on all of the agreed KPIs on a regular basis, as defined in Attachment IV. In addition, the Parties will collaborate to continuously improve the Training Services and ECTS’s performance against the KPIs. These KPIs are set forth in Attachment IV. The Parties acknowledge and agree that Attachment IV may be amended by ECTS from time to time to reflect industry standards, subject to EVE’s consent which may not be unreasonably withheld, delayed or conditioned.

26.2.   ECTS shall take all the necessary actions to meet the minimum quality level established for each KPI as indicated in Attachment IV.

26.3.   ECTS shall apply a customer satisfaction survey to all Trainees.

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26.4.   ECTS shall keep a record of all customer satisfaction surveys and shall make available such customer satisfaction survey results to EVE on a regular basis.

26.5.   ECTS shall be responsible for analyzing all customer satisfaction survey in order to identify potential quality issues.

26.6.   Upon ECTS’s identification of a potential quality issue, ECTS [***]. EVE shall have the right to follow-up the implementation of the corrective actions established by ECTS, as well as evaluate the efficiency and effectiveness of such corrective actions, and shall have the right to request, at any time, that additional corrective actions be implemented.

26.7.   Should EVE identify any non-conformance or receive a complaint from a Customer, EVE shall formally notify ECTS.  Upon receipt of such notice, ECTS will promptly evaluate and confer with EVE. Should the reported non-conformance or complaint be determined to be material by the Parties, ECTS shall than present to EVE, no later than 10 (ten) calendar days following such material determination, a formal contingency plan describing the corrective action(s) to be taken and the due date for the implementation of such contingency plan.

26.8.   .

27.                  VISITS BY EVE TO ECTS’ AND/OR ITS SUPPLIERS’ FACILITIES

27.1.   ECTS agrees to make commercially reasonable efforts to arrange for a reasonable number of EVE's employees to attend:

27.1.1.  the manufacturer’s facility during the period of manufacture of the first FSTD to enable EVE to witness the construction and functioning thereof for OE purposes; and

27.1.2.  ECTS’s training facilities for technical and operational discussions.

27.2.   Any such visit shall occur during business hours and on a non-interference basis. EVE is responsible for all costs associated with such attendance. EVE acknowledges that such EVE employees may have access to confidential information whether of ECTS, its suppliers and their respective customers and that the access to any facilities is granted based on EVE’s undertaking that all such employees are bound by confidentiality undertakings.

27

27.3.   EVE shall provide ECTS with at least fifteen (15) Business Days advance notice of any such visit, the identification of such employees and time of arrival as well as any additional reasonable information requested by ECTS or its suppliers’ whose facilities are being visited. EVE acknowledges that access to an individual may be refused for security or other justifiable reason. EVE’s employees shall comply with applicable local laws and regulations, the rules in place at the facility, including rules of conduct, as well as safety and security requirements, during the time that such employees are present at such facility.  EVE acknowledges that ECTS and its suppliers will immediately proceed to the removal from their facility of any EVE employee who is believed or found in breach of any obligations herein or who presents a threat to the security of ECTS and/or its suppliers.

28.                  IMPLEMENTATION PLAN

28.1.   The implementation plan for the Training System is defined in Attachment II, Master Schedule.

28.2.   Based on the agreed Master Schedule, in the event ECTS projects a delay in EIS, ECTS shall present to EVE a complete recovery plan and reschedule of activities of the development and/or certification phase to meet the commitments as set forth in this Agreement. Such recovery plan and rescheduled activities must be approved by EVE before implementation thereof. Submission of a recovery plan as provided herein does not exempt ECTS from any of its obligations arising out of this Agreement.

29.                  PRICES AND PAYMENT

29.1.   Currency

29.1.1. All Prices and payments referred to in this Agreement are stated in, shall be invoiced and paid in United States Dollars (US$) or, if required by local or national law, in the local currency converted at time of invoice. No adjustments to any Prices set forth herein shall be made due to changes or fluctuation in currency exchange rates.

29.2.   Price

29.2.1. The Price of the Training Services is set forth in Attachment I of this Agreement.

[***].

In case ECTS is able to obtain a refund of the tax withheld by EVE, ECTS shall agree to inform EVE of such refund and return the tax withheld to EVE within 30 days from the effective refund of such tax withheld by EVE.

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29.2.2. All Prices in Attachment I are in 2024 Economic Conditions. The Prices are subject to a price adjustment methodology as set forth in Section 29.3.

29.2.3. The payment of the Price constitutes the sole and total amount to be paid by EVE to ECTS for the Training Services and performance rendered by ECTS under this Agreement and its Attachments.

29.2.4. [***].

29.3.   Price Adjustment

29.3.1. [***].

  [***]

Where:

[***]

[***]

29.3.2. [***]s:

i) [***]

ii) [***]

 [***]

 [***].

29.4.   Program Evolution

29.4.1. The Parties acknowledge and agree that there will likely be changes to the Pilot and Maintenance Training due to requirements and regulations over the course of the Term and the specification of the FSTDs and Training Service may vary over time. For greater certainty, to the extent that such changes are driven by market dynamics, regulations, and/or NAA requirements, the Parties will collaborate in good faith in adjusting the FSTD and Training Program specifications and associated terms, including reducing or increasing the related pricing, subject to the provisions of Clause 9 (Changes).

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29.5.   Payment

29.5.1. EVE will pay ECTS for the Training Services provided under this Agreement within [***] after the completion of such Training Services, together with the pertinent invoices issued by ECTS. Such payment is subject to the completion of the Training Services and delivery of any related documentation conforming the terms and conditions of this Agreement.

29.5.2. [***].

29.6.   Taxes and Duties

29.6.1. The Prices under this Agreement are exclusive of any Taxes.

29.6.2. ECTS will be responsible for all taxes, fees, levies, imposts, social contributions, value-added taxes as sales tax, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority or subdivision thereof which may be assessed against or incurred by ECTS as a result of its performance under this Agreement. Furthermore, ECTS undertakes that it will not charge EVE for any increases of said taxes, fees, levies, imposts, penalties, excises, surcharges and import and export charges and other duties imposed by such authorities resulting from ECTS performance hereunder.

29.6.3. EVE will be responsible for all taxes, fees, levies, imposts, social contributions, value-added taxes, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import or export charges and other duties imposed by any governmental authority or subdivision thereof which may be assessed against or incurred by EVE as a result of its performance under this Agreement, such as fees or taxes resulting from customs clearance.

29.6.4. Both Parties agree to cooperate and amend the Agreement if necessary, and as legally permissible, to reduce, eliminate or recover any applicable taxes, duties, levies, excises, import fees, clearance costs or other charges of any kind which may be payable by either Party, where applicable, securing any certificate of exemptions or recoveries provided that such changes of modification do not transfer the tax burden from one Party to the other Party.

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29.6.5. Each Party agrees to provide reasonable assistance to other Party in seeking to reduce, eliminate or recover such taxes, fees, levies, imposts, social contributions, value-added taxes as sales tax, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority paid by it to such tax authorities.  In case such assistance is needed, the required Party must provide, at no additional cost, the following documentation and/or operational support including, but not limited to Service technical reports and/or specifications, products bill of material composition, details of Training Services or product integrated solutions (e.g. main product and its secondary components, parts and tooling).

29.7.   Labor Taxes

29.7.1. Each Party must be responsible for all tax reports and tax payments and for the payment of social welfare contributions and compliance with all social welfare or other applicable regulations required to be made or discharged by employers under the laws of the other Party’s central or local government, where applicable, with respect to its employees stationed at the other Party’s locations.

30.                  EVENTS OF DEFAULT

30.1.   Event of Default by ECTS

30.1.1. [***]:

  [***]; or
  [***];

30.1.2. [***]:

a.              [***].

b.              [***], or

c.              [***].

d.              [***].

30.2.   Event of Default of EVE

30.2.1. [***]:

a.              [***]; or

b.              [***].

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30.2.2. [***]:

  [***];
  [***];
  [***]; or
  [***].
  [***].

31.                  TERMINATION, EXIT TERMS AND TRANSITION PERIOD

31.1.   If an Event of Default occurs in accordance with Sections 30.1.1 or 30.2.1, then the Executive Committee shall be made aware of same and, provided the breach is capable of cure as reasonably determined by the non-defaulting Party, the non-defaulting Party shall issue a written notice to the defaulting Party, which will provide an additional ten (10) Business Days from the date of said notice for the defaulting Party to present the non-defaulting Party with an action plan to cure the Event of Default within a period of time determined, in good faith, by the Executive Committee taking into account any particular difficulties to cure the Event of Default.

31.2.   [***].

31.3.   [***].

31.4.   Exit Terms if termination is due to an ECTS Event of Default.

If EVE sends a termination notice to ECTS as per Clause 31:

31.4.1. [***];

31.4.2. ECTS shall, at EVE’s option, continue to deliver the Training Services for a maximum period of [***] following ECTS’ receipt of EVE’s notice of termination;

31.4.3. ECTS’ or its Affiliates’ obligation to pay any Access Fees shall continue during any transition period;

31.4.4. EVE shall have the option to purchase, no later than the end of the twenty-four (24) months period identified in Article 31.4.6 below, any ECTS-owned FSTDs at the current book value and to make a life-of-type purchase of spare parts (at catalogue prices);

31.4.5. ECTS and its Affiliates shall retain the right to complete the production of any FSTDs sold to Customers;

31.4.6. .

31.4.7. The DLA shall continue and ECTS shall retain the right to use the Aircraft Data that has already been provided to ECTS to update and modify the Courseware and all existing ECTS-owned FSTD for the purpose of delivering Training Services and to provide Non-Entitlement Training to the market relating to the Aircraft at no additional cost. If ECTS requires EVE support with additional new data related to Aircraft upgrades, ECTS and EVE will agree to terms.

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31.4.8. ECTS acknowledges that EVE may, during this 24 (twenty-four) month period, also use a competitive training organization in parallel to train its Customers and EVE employees however EVE agrees that any such competitive training organization will not be granted access to the Training Centers and ECTS owned FSTDs.

31.4.9. ECTS shall, at EVE’s request, license the Courseware to EVE’s new training provider (or providers) at substantially the same rates as those that ECTS charged third parties for Courseware licenses before termination.

31.5.   Exit terms if termination due to an EVE Event of Default.

If ECTS sends a termination notice to EVE as per Clause 31:

31.5.1. [***];

31.5.2. ECTS shall, at EVE’s option, continue to deliver the Training Services for a maximum period of twenty-four (24) months following EVE’s receipt of ECTS’ notice of termination;

31.5.3. ECTS’ or its Affiliates’ obligation to pay any Access Fees shall automatically end;

31.5.4. EVE may, with ECTS’ consent, purchase some or all of ECTS’s FSTDs at the current book value. However, should ECTS choose to cease providing training services for the Aircraft entirely (in a region or globally) then EVE shall have the right to acquire the applicable FSTDs (in that region or globally) under the same terms as in this paragraph;

31.5.5. With respect to Courseware, the Courseware License granted to EVE for internal training shall continue except that ECTS shall have no obligation to continue to update the Courseware;

31.5.6. ECTS shall, at EVE’s request, license the Courseware to EVE’s new training provider (or providers) at substantially the same rates as those that ECTS charged third parties for Courseware licenses before termination;

31.5.7. ECTS may, at its own discretion, continue to provide training services for the Aircraft beyond the above-mentioned period of twenty-four (24) months;

31.5.8. The DLA shall continue and ECTS shall retain the right to use the Aircraft Data that has already been provided to ECTS to update and modify the Courseware and all existing ECTS-owned FSTD for the purpose of delivering Training Services and to provide Non-Entitlement Training to the market relating to the Aircraft at no additional cost. If ECTS requires EVE support with additional new data related to Aircraft upgrades, ECTS and EVE will agree to terms.

31.6.   Termination in Part. To the extent that: (i) an ECTS Event of Default or an EVE Event of Default, as the case may be, applies only to a specific location (whether an existing Training Centre or a future location from where EVE wants ECTS to provide Training Services); or (ii) only to a specific type of Training Service (such as pilot, maintenance, ground handling), then the rights and obligations contained in Clauses 31.3 or 31.4 shall apply only to that specific location or specific type of Training Service (pilot, maintenance, ground handling) and all other terms of this Agreement shall continue to apply to the Training Services and locations not affected by same. For avoidance of doubt, considering (ii) above, ECTS shall have no obligation to provide Training Services in any particular location during any transition period if ECTS was not already providing Training Services in such location.

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32.                  LIQUIDATED DAMAGES

32.1.   Each Party is entitled, at its sole discretion, to the liquidated damages as set forth in this Section 32 [***].

32.2.   Furthermore, the Parties agree that any amounts established below as liquidated damages are not penalties and represent a reasonable assessment of the harm caused by a defaulting Party’s default and are due without prejudice to such defaulting Party’s obligations hereunder or at law. The different liquidated damages foreseeing in each of the paragraphs below are of a different nature, thus causing different damages when occurring cumulatively. Therefore, the amount of liquidated damages to be paid by a defaulting Party may also be cumulative. Any liquidated damage claims according to this Clause 32 shall be payable within sixty (60) days of receipt of invoice.

32.3.   Liquidated Damages for Delay in Delivery of Confirmed Entitlement Training

In the event ECTS, for reasons other than excusable delay, fails to comply in any respect with a Confirmed Training schedule for delivery of Entitlement Training to a Customer in accordance with an Order duly placed by EVE to ECTS and accepted by ECTS, and should ECTS not cure such failure within [***] from the original scheduled date for such Confirmed Training, EVE shall have the right to claim from ECTS, as liquidated damages from ECTS in the amount equivalent to [***] of the then current Price of Entitlement Training listed in Attachment I net of discounts (i.e. as adjusted for same), per day, for each day that such Entitlement Training is delayed. Notwithstanding, in no event shall this amount exceed [***] of the then current price of such delayed Entitlement Training listed in Attachment I, net of discounts.

32.4.   Liquidated Damages for the breach of the Moratory Period by EVE

In the event that, during the Moratory Period, EVE provides either EVE Data or Eve Parts to any 3rd party for the purpose of development of training solutions by or for such 3rd party, ECTS shall have the right to claim from EVE, as liquidated damages and not as penalty, for each Aircraft delivered to such 3rd party during the Moratory Period, an amount equivalent to (i) [***] per year if the FSTD developed by ECTS is an FFS; or (ii) [***] per year if the FSTD developed by ECTS is an MXR.

33.           INDEPENDENT CONTRACTORS

33.1.   ECTS and EVE are independent contractors and this Agreement shall not be understood to create any other relationship between ECTS or its employees and EVE. Neither Party shall represent itself as the agent or legal partner of another Party or do any act or thing which might result in other persons believing that it has authority to contract or in any other way to enter in commitments on behalf of the other.

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34.           COMPLIANCE WITH LAWS

34.1     Compliance With Laws

34.1.1  Each Party represents and warrants that, as of the date of this Agreement and throughout its term: (i) it is and it will remain in compliance with all applicable laws, statutes, rules, regulations, judgments, decrees, orders or permits, including, but not limited to, those social, environmental, anti-money laundering and anti-corruption laws, to the extent that they apply to such Party’s obligations and activities stipulated in this Agreement, and (ii) it does not and it will not employ in its activities child labor or forced labor, acting in accordance with its country’s labor and safety work laws.

34.1.2   Each Party agrees to indemnify and hold the other Party harmless from any failure by the former to comply with any provisions of such laws that affects its respective performance of this Agreement. Each Party further agrees to (i) provide, as reasonably requested by the other Party, information on its compliance with the preceding paragraph, (ii) notify the other, at the earliest opportunity but in all events, where applicable, sufficiently in advance, of any modification, restriction, enactment or notice of enactment of laws and/or regulations that impact or may impact, at the reasonable belief of the former, its performance under this Agreement.

34.2   Compliance Requirements prior to provision of Training Services to Trainees

34.2.1   When EVE sends its own trainees, EVE shall comply with, and shall ensure that all its Trainees comply with, the US Aviation and Transportation Security Act (ATSA) and Department of Homeland Security (DHS) rules, failing which ECTS must refuse to perform the Training Services.

34.2.2  Upon ECTS’ request, EVE shall provide ECTS with such information and documentation as may reasonably be required for ECTS to comply with Know-Your-Customer requirements and other obligations to verify compliance with applicable laws and regulations.

34.2.3  ECTS shall not provide any Training Services to any entity or individual that is Disqualified. “Disqualified” means any entity or individual being restricted, denied, sanctioned or otherwise subject to trade restrictions imposed by the governments of Canada, the United States (including but not limited to the U.S. Office of Foreign Assets Control (OFAC) List of Specially Designated Nationals and Blocked Persons), the European Union and the country where training is to occur. Without prejudice to the foregoing, EVE warrants that all EVE Trainees that attend, have access to or make use of, the Training Services and the Courseware provided by ECTS will be screened to ensure that they are not Disqualified. ECTS reserves the right to conduct independent screening of any EVE’s and/or Customer’s Trainees anticipated to make use of the Training Services or to have access to Courseware provided by ECTS, and to deny training to those of them determined to be Disqualified.

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34.2.4  If ECTS cancels a Confirmed Training session due to EVE’s or a Customer’s failure to comply with any of the requirements of this Clause 34.2 in a timely way, then this shall be treated on the same basis as if it were a no-show by a Trainee.

34.3     Export Control

34.3.1  Parties shall comply with all applicable export controls and sanctions-related laws, rules and regulations, including, but not limited to the Export Administration Regulations (“EAR”), 15 C.F.R. 730-774, the Foreign Assets Control Regulations, 31 C.F.R. 500-598, and each Party’s respective domestic laws and regulations (collectively referred to herein as “export regulations”).

Notwithstanding any other provision in this Agreement, no good or technical data controlled under the U.S. International Traffic in Arms Regulations shall be transferred under this Agreement. However, if applicable, the parties agree to comply with the appropriate regulation.

34.3.2  ECTS represents and warrants that it will comply with all applicable laws related to the export, re-export and transfer of the Training Services and its associated technical data, software and technology under this Agreement. Without limiting the generality of the foregoing, ECTS further represents and warrants that:

(a)         it must ensure that any Training Services and its associated technical data, software and technology that is subject to the jurisdiction of the United States Export Administration Regulations (“EAR”), the International Traffic In Arms Regulations (“ITAR”), or other applicable export control or economic sanctions laws is not (i) exported, transferred or released from the United States or by United States persons or (ii) re-exported, transferred or released from countries other than the United States, without first complying with all requirements of the EAR, ITAR, or other applicable export control or economic sanctions laws including the requirement for obtaining an export license, if applicable;

(b)         it will comply with all similar requirements under the laws of any other country that has jurisdiction over the export, re-export, transfer or release of the Training Services and its associated software and technology under this Agreement, if applicable, and

(c)        it will timely inform EVE in writing and in good faith of the existence and nature of any restriction that the government of ECTS’s country and/or the government of the United States imposes or may impose on the export, re-export, transfer or release of the Training Services and its associated technical data, software and technology.

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34.3.3  If an export license is required for the export, re-export, transfer, or release of any Training Service and associated technical data, software and technology provided under this Agreement, ECTS must timely obtain such license and must provide EVE with copies of the license, license application, and related export control documentation (transmittal letter, etc.). Denial or delay in obtaining of a license will only be construed as excusable delay under this Agreement if the license is denied or delayed for reasons not attributable to ECTS and after ECTS has demonstrated that (a) ECTS filed with the proper governmental authorities the license application and documents in support of the license application pursuant to the applicable laws and regulations, including, if required, a comprehensive and complete letter to the relevant governmental agency explaining the details of the export, re-export, transfer, or release and (b) ECTS used its commercially reasonable efforts to obtain approval of the license application. Denials or delay of a license in all other circumstances will not be construed as excusable delay.

34.3.4   EVE will likewise comply with this Clause 34.3, (i) if and to the extent that EVE exports to ECTS or any Customers any items under the scope of this Agreement that are subject to export controls, or re-exports of any export-controlled software and technology provided by ECTS to EVE, and (ii) in respect of its use of the Courseware under the Courseware License.

34.3.5   Each Party must immediately notify the other if it is, or becomes, listed in any U.S. or other government list of restricted or prohibited persons or if its export privileges are otherwise denied, suspended or revoked in whole or in part by any government entity or agency.

34.4     Anti-corruption representations and covenants

34.4.1  Each Party represents and warrants to the other Party hereto that, in connection with this Agreement (including the negotiation, execution, or performance thereof), it will not violate and, to the best of its knowledge, it has not violated the “ABC Legislation”. "ABC Legislation" means (a) the United Nations Convention against Corruption (being the subject of General Resolution 58/4); (b) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (c) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, as amended; and (d) any applicable anti-money laundering laws and regulations with respect to a Party, and any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Agreement addressing anti-corruption, e.g. the Brazilian Clean Company Act.

34.4.2  Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly with such policies and procedures.

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34.4.3  Additionally, each Party represents that, it, in respect to this Agreement, has not offered, made, promised, or authorized, nor will offer, make, authorize, or promise, directly or indirectly, any improper or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official”. For the purpose of this Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party official, (h) a member of a royal family or military personnel, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described  in (a) through (i) above.

34.4.4  Each Party agrees to make, keep, and maintain accurate and reasonably detailed books and financial records regarding its performance under, and payments made relating to this Agreement. Each Party must devise and maintain a system of internal accounting controls sufficient to meet the accounting requirements and satisfy the laws of the country where it is incorporated.

34.4.5   Each Party will inform the other Party, to the extent permitted under applicable laws, of any situation of which it becomes aware that may result in a breach of this Clause 34.

35             PROPRIETARY INFORMATION

35.1     The Parties hereto agree to keep confidential and not to disclose to any third party (except as authorized in this clause 35) any Proprietary Information received from the other Party in connection with the Program, this Agreement and its Attachments. Each Party further agrees to use Proprietary Information only for the proper purposes necessary for the performance of this Agreement or any Order.

35.2     Proprietary Information excludes:

(i)       information which at the time of disclosure by the Informant is available to the public, or which after such disclosure becomes available to the public in each case other than through the fault or negligence of the Recipient, its employees, officers, directors, auditors, advisers, agents, and Affiliates (collectively “Recipient’s Representatives”);

(ii)      information which is demonstrated to have been lawfully in the possession of the Recipient or the Recipient’s Representatives prior to the time of disclosure by the Informant;

(iii)     information received by the Recipient or the Recipient’s Representatives from a third party, unless such information is obtained in violation of non-disclosure obligations with such third party;

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(iv)     information which the Recipient or the Recipient’s Representatives developed independently and lawfully, without any reference to the Proprietary Information disclosed to it by the Informant;

(v)       information which is approved for unlimited or unspecified release by the written authorization of the Informant; or

(vi)      information whose disclosure is mandated by law or regulation, or by an order from a court of law or governmental agency (including data privacy authorities), or by other legal process to be disclosed (including disclosure requirements which must be made to comply with obligations of a party as a public company).

35.3     If disclosure is required pursuant to Clause 35.2(vi) above the Party required to disclose the other Party’s Proprietary Information per such provision must, to the extent reasonably practicable and permitted by law: (i) provide prompt prior notice of such impending disclosure to the other Party;  (ii) use reasonable efforts, at its own cost and expense, to limit such disclosure and to maintain the confidentiality of such Proprietary Information to the extent permitted by law and (iii) not oppose a motion or similar request by the other Party for an order protecting the confidentiality of the Proprietary Information (including non-opposition to a motion by the other Party for leave to intervene). Should it deem it appropriate under the particular circumstances of the request for disclosure, the other Party may waive compliance with this provision with respect to such disclosure and/or agree to the contents of such disclosure as applicable.

35.4     Each Recipient shall protect and keep in confidence the other Party’s Proprietary Information by using the same degree of care and safeguard as it uses to protect its own Proprietary Information of like importance, but in any event no less than a reasonable degree of care.

35.5  The Recipient shall not disclose or permit that said Proprietary Information be disclosed, in any manner whatsoever, other than to its (and its Affiliates’ respective directors, officers, employees, investment advisers, legal counsel or other agents who have a need to know, and this, only if it is strictly necessary to disclose said Proprietary Information to such persons for the purposes authorized under this Agreement.

35.6    Except as otherwise expressly stated in this Agreement, all Proprietary Information transferred in connection with this Agreement or any Order, will at all times remain the property of the disclosing Party. EVE recognizes and agrees that it does not have any claim or right with respect to any ECTS Proprietary Item, except for the fact that EVE has provided ECTS with EVE proprietary information related to the Aircraft for the development of such ECTS Proprietary Item, which EVE proprietary information shall remain as EVE proprietary information. Any Courseware compiled by ECTS on the basis of documentation provided by EVE shall become an ECTS Proprietary Item, but may only be used (i) in connection with ECTS’ business of delivering training for the Aircraft and/or (ii) if ECTS provides Courseware licenses to Customers of EVE aircraft who elect to conduct their own training.

35.7     EVE agrees not to, and will make all EVE Trainees aware that they are not permitted to: (i) copy, ghost, export or derive training material and/or devices from any of the ECTS Proprietary Item; (ii) reverse engineer, attempt to revert the source code, disclose, transfer or distribute to anyone any of the ECTS Proprietary Items; (iii) remove, overprint or deface notices of copyright or ownership, trademark, logo or legend, if any, from any information or material obtained from ECTS; and/or (iv) remove any of the ECTS Proprietary Items and any material related thereto, or any part thereof, from the location where the Training Services are provided by ECTS (except as may be permitted under the Courseware License).

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35.8     EVE shall ensure that EVE Trainees have been informed of EVE’s obligations under this Agreement which are relevant to them, and more particularly the undertakings indicated in this Clause, and that they are bound by confidentiality undertakings.

35.9     Unless otherwise set forth in this Agreement (including in clause 31), upon the termination of this Agreement, each Recipient shall (i) immediately cease all use of the Proprietary Information received from Informant; and (ii) upon Informant’s request return all Proprietary Information received from Informant including all copies thereof or (as directed by Informant) destroy all Proprietary Information received from Informant including all copies thereof (including the deletion of Proprietary Information from any data storage system maintained for or by Recipient except that notwithstanding the foregoing, one (1) copy may be retained in confidential restricted access files of the Recipient’s pursuant to Recipient’s documents retention policy, if any, and for use by its legal counsel strictly in the event of a dispute, it being understood that only the part of the Proprietary Information directly pertaining to the dispute may be used), and if requested by Informant, furnish evidence of its destruction and deletion as aforesaid in the form of an officer’s statutory declaration attesting thereto to the best of that officer’s knowledge and belief.

35.10   In the event of a breach of this Section 35 (Proprietary Information), the Parties shall be entitled to seek temporary and preliminary injunctive relief in a court of competent jurisdiction, notwithstanding the dispute resolution provisions of this Agreement.

36                   TRADEMARK LICENSE

36.1        During the Term of this Agreement, and subject to the usage rules below, each Party hereby grants to the other Party a worldwide, immediately revocable upon written notice, non-exclusive, non-assignable, non-sublicensable (except to Affiliates) royalty-free license to use its trademarks and tradenames identified in Attachment XI hereof (the “Trademarks”) on said other Party’s website, press releases, and other mass marketing or promotional material (collectively the “Promotional Material”), for the sole purpose of referring to the Training Services being provided by ECTS for the Aircraft and its Derivatives (the “Purpose”).

36.1.1  Usage Rules: Each Party agrees:

36.1.2  to use the Trademarks in conformity with the standards of quality, control and labelling, and with the marketing and advertising guidelines established from time to time by the Party which owns the Trademarks;

36.1.3  that any and all Promotional Material must be pre-approved in writing by the Party which owns the Trademarks;

36.1.4  that the use of the other Party’s Trademarks will only be for the Purpose;

36.1.5  that any use of the other Party’s Trademarks will, as the case may be, benefit only and entirely the Party which owns the Trademarks, and the Party using them under license shall not claim any rights or interests in the Trademarks by way of its use of same;

36.1.6  upon request, it will provide to the other Party copy of any material in which the Trademarks is used;

36.1.7  that the Party which owns the Trademarks has the exclusive right and entire discretion to institute any judicial proceedings against a third party who has usurped the exclusive rights in the Trademarks; and

36.1.8  that other than as stipulated in this Clause, no other rights are granted to the other Party with respect to the Trademarks

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36.2        Upon termination for any reason of the license stipulated in this Clause, each Party agrees:

36.2.1  to immediately cease and desist from all use of the other Party’s Trademarks; and

36.2.2  within ten (10) calendar days of the termination date, to permanently destroy all Promotional Material containing the other Party’s Trademarks and to provide the other Party with a certificate by one of its senior corporate officers attesting to this destruction.

37             PRIVACY

37.1        The Parties agree that, in the scope of the execution of the Agreement, the Controller-Processor relationship of the Parties shall be as follows:

37.1.1  When the Training is classroom or flight simulator training delivered to any Trainees by ECTS instructors, ECTS shall act as Controller of Trainee Personal Data (“Trainee PI”) when such Trainee PI is obtained directly by ECTS in the course of Training. If for such Training, EVE Trainee PI was also transferred to ECTS by EVE, such transfer shall be regarded as a Controller-to-Processor transfer only regarding such EVE Trainee PI that EVE transferred to ECTS.

37.1.2  When the Training is classroom or flight simulator training delivered to EVE Trainees by EVE instructors, EVE shall act as Controller and ECTS shall act as Processor of EVE Trainee PI.

37.2        Purposes. ECTS shall guarantee that any Processing of Personal Data under this Agreement will always be carried out using a valid, legitimate, and lawful legal basis appropriate to the processing, exclusively for the purposes determined in this Agreement, in compliance with the Privacy Regulation.

37.2.1  Whenever necessary, the Parties expressly agree to include in their privacy policies or other instruments presented to data subjects, clear references to the Processing carried out, especially regarding the Personal Data processed under this Agreement, as required by the Privacy Regulation.

37.3   Security. Regarding EVE Trainees Personal Data, ECTS undertakes to comply with  information security policies, rules, and guidance, as established in CAE’s Policies and Procedures, particularly concerning Personal Data, including issues related to storage, encryption, and access controls, to protect the personal data against unauthorized, accidental, or deliberate disclosures or access, and any types of information security incidents (“Incident”), and shall take measures to ensure adequate security against the risks presented as a result of the nature of the Personal Data. Additionally, if matters are not contained in CAE’s policies and procedures but are addressed in EVE’s privacy policies and procedures, then ECTS must agree to comply with such additional EVE privacy policies and procedures.

Further, each of ECTS and EVE agree to notify each other of any amendments or updates to its respective Policies and Procedures related to information security, and to provide the most current version of such documents upon the other Party’s request.

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37.3.1  If, during the performance of this Agreement, ECTS becomes aware or suspects of any unauthorized, accidental, or deliberate disclosures or access, and any types of information security incidents that concerns the personal data of EVE Trainees (“Incident”), it shall notify EVE in writing within 48 (forty-eight) after becoming or being made aware of such Incident or event, and shall provide EVE with all available information and details about the Incident.

37.3.2  ECTS shall cooperate with EVE to continue to provide all other reasonably required information related to an Incident so that the Parties may comply with the Privacy Regulation and take all necessary technical and organizational measures to contain and mitigate the effects of any Incident, as well as to clarify its circumstances. For clarification, the Parties agree that under no circumstances ECTS shall disclose to any third party (other than its Affiliates who have a need to know) any information directly or indirectly related to an Incident detected under this Agreement, except to the extent strictly necessary to comply with the terms of this Agreement.

37.4   Audit. ECTS shall make available all necessary documentation to prove its compliance with the obligations set forth herein and in the Privacy Regulation, and EVE may, during the Term of the Agreement and for up to 2 (two) years after its termination, hire an independent external auditor to verify, during regular business hours, whether ECTS' operations (including any relevant documentation) and its information security control environment (physical and digital), including its systems and infrastructure related to the processing of personal data carried out under the Agreement comply with the Privacy Regulation, provided that EVE sends a prior notice at least 30 (thirty) days in advance and ECTS' normal activities are not affected. EVE may carry out such an audit no more than once annually.

37.4.1  If the audit report delivered to EVE reveals that there has been unauthorized use and sharing of personal data, ECTS undertakes to: (i) if the Agreement is in force, to develop and provide EVE with a corrective action plan and a schedule for execution thereof; and (ii) if the Agreement has already terminated, pay compensation to EVE for the substantiated damages this has actually caused to it.

37.4.2  If the audit report reveals any material breaches of this clause, ECTS undertakes to bear all costs incurred in conducting the audit, whether the breach is remediable or not, without prejudice to the compensation identified in clause 37.4.1. If the audit report does not show any material breaches of this clause, the costs of such procedure will be borne by EVE itself.

37.5   Exercise of Rights. If any EVE Trainees whose personal data is processed directly or indirectly by ECTS under this Agreement makes any request to ECTS regarding their rights under the Privacy Regulation, ECTS shall promptly notify EVE. ECTS shall only take measures indicated by EVE to assist it in responding to such requests in accordance with the Privacy Regulation, and ECTS undertakes, from now on, to take all technical and organizational measures reasonably necessary to assist EVE in processing and responding to requests to exercise the rights of data subjects whose personal data is being processed under this Agreement.

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37.6   Deletion of Personal Data. ECTS shall delete the Personal Data processed under this Agreement after (i) the purposes of the Processing of Personal Data provided for in this Agreement have been fulfilled; and (ii) the contractual relationship between ECTS and the data subject has ended.

37.7   ECTS is responsible for ensuring that all Trainees have received an explanation that their Personal Data will be provided to, and processed by, ECTS (directly or through its affiliate CAE) in its capacity of Controller and Processor for the agreed Purposes pursuant to the Agreement and in accordance with the Privacy Statement found at https://www.cae.com/privacy-policy (CAE GLOBAL PRIVACY STATEMENT). ECTS shall hand over to any and all Trainees a copy of the Privacy Statement before his/her personal data is provided to ECTS/CAE.

38             EXCUSABLE DELAY

38.1   Each Party will be excused for failures and delays in performance of any obligation, other than a monetary obligation, caused by war, terrorist acts, riots or insurrections in such Party’s country, any laws, proclamations, ordinances, or regulations of the government of such Party’s country or of any political subdivision of such country, floods, fires, explosions, official epidemic or quarantine restriction; energy shortages; freight embargos; delay or failure of carriers as long as not resulting from failure to timely reserve same; delay caused by the other Party provided that such delay is not caused by the first Party attempting to exercise the excusable delay; delay by any NAA without any fault of such Party; strikes; lack or shortage in delivery of supplies, materials, accessories or equipment as long as not resulting from failure to timely place orders for same; or other catastrophes or events beyond the reasonable control of and without the fault of such Party. For avoidance of doubt, (i) evidenced delays in delivery of EVE support as per the Attachment IV, Statement of Work, and incomplete, inaccurate and insufficient EVE Data, EVE Parts, Vendor Data and Vendor Parts provided by EVE, shall be considered an excusable delay event for ECTS, to the extent directly impacts ECTS’s performance; and (ii) failure or delay of the FSTD manufacturer to perform or make progress shall also be considered an excusable delay for ECTS if the cause of the failure was also due to the above-mentioned excusable delay events provided that ECTS provides evidence thereof to EVE.

38.2   Any Party claiming any such excuse for failure or delay in performance must give prompt written notice thereof to the other Party. To the extent that any such cause actually retards a Party’s performance under this Agreement, the scheduled time for performance must be extended for a period of time as is reasonable having regard to all of the circumstances and as a minimum for the period during which any such cause and the effects thereof persist.

38.3   The delayed Party shall use diligent efforts to end the failure or delay and ensure the effects of such excusable delay are minimized. The delayed Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. The Parties shall use best efforts in coming up with a reasonable recovery plan in order for the delayed Party to be in a position to resume its operations in a timely manner and continue meeting its obligations under this Agreement. The impact of such excusable delay and the recovery plan shall be treated by the Steering Committee in quarterly meetings.

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38.4   If performance of any obligation herein is delayed by any of the aforementioned excusable delay circumstances for more than one hundred and twenty (120) calendar days, the Parties shall be entitled to renegotiate the terms and conditions of this Agreement. Should the Parties not successfully agree on these renegotiated terms and conditions within sixty (60) days of the start of such renegotiation, then the delayed Party may, upon written notice to the other Party, terminate the Agreement (either in whole or in part) in accordance with the terms hereof and the Parties shall have no liability to either Party other than any payments obligations due by either Party in connection with this Agreement.

38.5   For clarification, the Parties agree that if an excusable delay is claimed in respect of a training location affected by the excusable delay event, the Agreement shall remain in full force and effect with respect to the remaining training locations.

38.6   ECTS agrees that the delivery of Services to EVE and/or any Customer must not be unfairly prejudiced in relation to the delivery of training services to any other customer of ECTS by ECTS having declared an excusable delay in accordance with this Section 38 (Excusable Delay).

39             LIMITATION OF LIABILITY

39.1  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES, LOST REVENUE, LOST PROFITS, LOST CONTRACTS, OR OPPORTUNITY COSTS SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, AND/OR THE TRAINING SERVICES PROVIDED OR THE LACK THEREOF, AND/OR RESULTING FROM ANY TERMINATION OF THIS AGREEMENT, OR FOR ANY LIABILITY TO THIRD PARTIES INCURRED BY EITHER PARTY OR ITS AFFILIATES, INCLUDING SUBCONTRATORS, WHETHER SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY, INCLUDING STRICT LIABILITY.

39.2     ECTS’ MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO (i) DURING THE FIRST TWO YEARS FOLLOWING THE EFFECTIVE DATE [***] IN THE AGGREGATE, AND (ii) AFTER THE FIRST TWO YEARS FOLLOWING THE EFFECTIVE DATE AN AMOUNT EQUAL TO THE FUNDS ACTUALLY RECEIVED BY ECTS FROM EVE, NET OF TAXES, OVER THE [***] PRECEEDING THE EVENT GIVING RISE TO THE CLAIM.

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39.3  THE EXCLUSIONS AND LIMITATION OF LIABILITY IN THIS SECTION 39 DO NOT APPLY IN RESPECT OF CLAIMS OR LIABILITY ARISING FROM OR IN CONNECTION WITH (i) THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF A PARTY IN PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT, (ii) FRAUD; (iii) A BREACH OF A PARTY’S PRIVACY OR CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR AT LAW; (iv) INDEMNIFICATION AS PER CLAUSE 41; (v) LIQUIDATED DAMAGES; OR (vi) ANY LIABILITY THAT CANNOT BE LIMITED OR EXCLUDED IN ACCORDANCE WITH APPLICABLE LAW.

40             WARRANTY

40.1  ECTS WARRANTS THAT THE TRAINING SERVICES WILL BE PROVIDED BY ECTS (I) SUBSTANTIALLY IN ACCORDANCE WITH THIS AGREEMENT AND ITS ATTACHMENTS AND (II) IN COMPLIANCE WITH THE REGULATIONS OF THE APPLICABLE NAA.

40.2  ECTS WILL NOT BE RESPONSIBLE FOR THE COMPETENCY OF ANY OF THE TRAINEES WHO MAY RECEIVE TRAINING SERVICES PURSUANT TO THIS AGREEMENT OR FOR THE OPERATION, SERVICING, REPAIR OR MAINTENANCE OF ANY AIRCRAFT BY SUCH TRAINEES AFTER COMPLETION OF SUCH TRAINING SERVICES. ECTS DOES NOT GUARANTEE THAT ANY PERSON RECEIVING THE TRAINING SERVICES PURSUANT TO THIS AGREEMENT WILL ACHIEVE THE NECESSARY PROFICIENCY TO QUALIFY FOR ANY LICENSE, CERTIFICATES OR RATINGS ISSUED BY ANY REGULATORY AUTHORITY OR GOVERNMENT AUTHORITY.

40.3  NOTWITHSTANDING ANYTHING TO THE CONTRARY UNDER THIS AGREEMENT, THE WARRANTY UNDER THIS CLAUSE 40 CONSTITUTES THE ENTIRE WARRANTY TO BE FURNISHED BY ECTS AND ECTS DISCLAIMS ALL OTHER EXPRESSED AND/OR IMPLIED WARRANTIES (INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, AND/OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;), WHETHER ARISING IN CONTRACT OR OTHERWISE.

41             INDEMNITY

ECTS hereby agrees to indemnify and hold harmless EVE and its respective related companies including, Affiliates, subsidiaries, agents, third party licensors, vendors and suppliers, subcontractors and all of their respective officers, directors, employees, agents, and shareholders (collectively “EVE Indemnitee”) from and against ([***].

41.1     EVE hereby agrees to indemnify and hold harmless ECTS Indemnitees from and against all [***].

41.2  Each indemnified Party must promptly take reasonable steps to mitigate its losses in the ordinary course and provide to the indemnifying Party written notice of any applicable claim in relation to the indemnities referred to in this clause. Such notice shall describe the claim in reasonable detail, shall include copies of material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the loss that has been or may be sustained by the indemnified Party.

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41.3  An indemnifying Party’s obligations under this clause shall be reduced to the extent that the loss to which the claim relates was caused by negligence of the indemnified Party in the performance of this Agreement.

42             INSURANCE

42.1     [***].

42.2     [***].

42.3   At all times during the Term, each Party shall carry [***], or its equivalent as required by applicable law, covering its respective employees and Employer’s Liability Insurance in an amount not less [***]. Each Party agrees that it shall be responsible to address the claims arising out of injury or death of its respective employees and will indemnify and hold harmless the other Party from any such claims. Neither Party shall be liable for any cost or expenses arising from any accident to, or sickness or death of, any of the other Party’s employees or representatives whenever or for whatever reason such costs or expenses have been incurred.

42.4  [***], the Parties will provide each other with certificates of insurance and copies of any endorsements and/or cover notes, renewable on an annual basis, evidencing the insurance coverage indicated in this Clause. The Parties shall use commercially reasonable efforts to provide renewal certificates at least [***] to the expiration of coverage. Each Party must provide annual evidence of on-going insurance coverage until [***] following the last Training Services event/session provided under this Agreement. All insurance policies required under this Agreement shall apply separately to each insured against whom claim is made or suit is brought as though a separate policy were issued to each, except with respect to the limits of the insurer’s liability.

43             INTELLECTUAL PROPERTY

43.1     ECTS hereby represents and warrants that except for [***].

43.2     Background IP. Each Party remains the owner (or maintain its licensor rights, if the Background IP is licensed to the Party from a third party) of all of its Background IP. Each Party acknowledges that it has not been granted any rights, title or interests in the other Party’s Background IP under this Agreement, except as otherwise specifically provided herein.

43.3     ECTS acknowledges and agrees that [***].

43.4     ECTS represents and warrants that it will not [***].

43.5     Each Party represents and warrants that it will not [***].

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44             ECTS REPRESENTATIONS AND WARRANTIES

ECTS represents and warrants, in good faith, that:

(i)     [***];

(ii)   [***];

(iii) [***];

(iv) it has and it will maintain during the Term of this Agreement all licenses and permits applicable including, but not limited to, all licenses required to maintain its activities and to perform its obligations under this Agreement.

45             SURVIVAL

45.1        The Parties agree that the following provisions will survive any cancellation, termination or expiration of this Agreement:

(a)   Clauses 5 (Access Fees), 29 (Prices & Payment), 31 (Termination, Exit Terms & Transition Period), 35 (Proprietary Information), 39 (Limitation of Liability), 41 (Indemnity), 43 (Intellectual Property), 45 (Survival), 48 (Applicable Law) and 49 (Dispute Resolution) and their respective subclauses, and

(b)   other obligations that pursuant to any other provisions of this Agreement, by their nature and context, are intended to survive the termination or expiration of this Agreement.

46             NOTICES

46.1      All notices and requests in connection with this Agreement must be in writing. Any notice, request or other communication hereunder will be deemed duly given if it is sent to the addresses indicated below and (i) enclosed in a sealed envelope and hand-delivered during normal business hours on a business day and left with a receptionist or other responsible employee at the relevant address set forth below; (ii) sent by registered mail or recognized international courier; (iii) sent by electronic mail or any other customary means of communication.

if to EVE, addressed to it at:

EVE UAM, LLC

1400 General Aviation Drive, Melbourne, FL, 32935, United States

Attention: EVE Global Procurement

E-mail: procurement@eveairmobility.com

if to ECTS, addressed to it at:

Embraer CAE Training Services, LLC

2929 West Airfield Drive

Dallas-Fort Worth Airport, Texas 75261

Attention: General Manager

or to such other place or persons as the Parties may respectively designate in writing.

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46.2        Any Notice so given or made shall be deemed to have been given or made and to have been received: (i) on the day of delivery, if delivered by hand; (ii) on the day on which it shall have been signed as received, if sent by registered mail or by courier as aforesaid; and (iii) on the next business day in the recipient’s country, following the date it was received by the recipient or, if an out-of-office/non-deliverable reply is received, it must be given by hand/courier and shall be deemed received when the hand/courier notice is deemed received under this clause. However, regardless of the means of delivery, a notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day.

47             LANGUAGE

47.1   The language of this Agreement and all other documents in any way relating to this Agreement is the English language. In the event this Agreement or any other document in any way relating to this Agreement is translated into another language or is issued in more than one language, the version which must prevail for all purposes whatsoever is the version written in the English language.

48             APPLICABLE LAW

48.1   This Agreement will be subject to and governed by the laws of the United States and the State of New York, excluding their choice-of-law principles (other than section 5-1401 and 5-1402 of the New York General Obligations Law). The United Nations Convention on Contracts for the International Sale of Goods, 1980, and any successor thereto, does not apply to this Agreement.

49             DISPUTE RESOLUTION

49.1     All disputes arising out of or in connection with this Agreement which cannot be resolved amicably by the Parties as defined in Clause 12 (Governance) must be determined by confidential, final and binding arbitration administered by the American Arbitration Association – AAA in accordance with its International Arbitration Rules (“IBA”) based upon the following:

49.2      The place of arbitration must be New York and the language of arbitration must be English.

49.3     The number of arbitrators must be [***], to be appointed by mutual agreement of the Parties. If the Parties fail to agree on the appointment of the sole arbitrator within [***] of a notice of arbitration, a panel of [***] arbitrators must be formed. Each Party will appoint [***] arbitrator within [***] days of a notice of arbitration and such Party-appointed arbitrators will jointly designate the third and presiding arbitrator. Unless otherwise agreed in writing by the Parties, one must only be eligible for nomination as the presiding arbitrator if he/she has extensive familiarity with the laws of the State of New York and has experience in the aviation industry.

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49.4      The IBA Rules on Taking Evidence in International Commercial Arbitration will apply to the evidentiary stage of the arbitration.

49.5     The Parties grant the arbitrator(s) jurisdiction to rule on the arbitrability of the dispute and on repose, statute of limitations or any other time-barrier raised by either Party.

49.6     The arbitral award must indicate a time-limit for voluntary compliance by the defaulting Party and must set a daily fee and post-award interests to accrue thereafter against the non-compliant Party.

49.7      Either Party may seek interim, conservatory, security and emergency measures of protection, and injunctive relief in any court of competent jurisdiction in support of arbitration (urgent relief). For the purposes of this provision, the Parties hereby consent to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, NY, USA or the Courts of the State of New York, County of New York.

49.8     THE PARTIES WAIVE THE RIGHT TO A JURY TRIAL, IF APPLICABLE; AND FURTHER WAIVE ANY RIGHT THAT IT MAY HAVE TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS IN ANY SUCH SUIT IN SUPPORT OF ARBITRATION.

49.9      Unless the award otherwise provides, the Parties shall each pay one half of the charges and expenses of the arbitrators and each Party shall pay its own legal fees incurred in connection with any such arbitration.

50             NON-WAIVER

50.1    Either Party’s failure in exercising any right or remedy hereunder, shall not impair, prejudice any such right or remedy, or shall not be construed as a waiver of any event of default or as acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

51             ENTIRE AGREEMENT, AMENDMENTS AND ASSIGNMENT

51.1   This Agreement, including all attachments hereto, constitutes the final, complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties, whether written or oral. Furthermore, the terms and conditions contained in this Agreement do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

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51.2        This Agreement may only be altered, amended or supplemented by a written instrument executed by the Parties, except where otherwise provided herein.

51.3   Neither Party may assign any of its rights hereunder, including, without limitation, rights to credits due or to become due hereunder, or delegate any of its duties hereunder without the prior written consent of the other Party, unless otherwise specifically provided in this Agreement. Subject to the conditions provided under Clause 7, EVE agrees that Training Services in jurisdictions other than the US will be provided by ECTS Affiliates that have agreed to be bound by the terms of this Agreement.

51.4   In the event of a change of control of either Party, all rights and obligations under this Agreement shall survive except (i) in the event the acquirer is a significant competitor of the other Party or its Affiliates or (ii) if a significant competitor of a Party becomes an Affiliate of the other Party, in which case the other Party shall have the right to terminate the Agreement and seek the appropriate remedies.

52             SUBCONTRACTING

52.1   For the purposes of this Agreement, “Subcontractor” shall mean any service provider and/or supplier, excluding ECTS, which provides Training Services and/or supplies any portion or part of the Training System, pursuant to the instructions and/or contract with ECTS.

52.2   Notwithstanding anything contained in this Agreement, EVE acknowledges that ECTS may, without EVE’s consent, use Subcontractors to deliver any part of the Training System as part of its normal course of business.

52.3    [***].

52.4   ECTS is entirely responsible for the management of its Subcontractors, and no subcontracting, with or without EVE’s consent, shall relieve ECTS from any of its obligations under this Agreement or prejudice any of EVE’s rights against ECTS, except as provided under Clause 38 (Excusable Delay).

53             COUNTERPARTS AND ELECTRONIC SIGNING

53.1   This Agreement may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together constitute one and the same instrument. The Parties hereto acknowledge and agree that this Agreement may be executed electronically through trusted digital signatures systems, as the case may be, and that such digital signatures will be as legal and binding as manually executed, wet ink original signatures of the respective Parties.

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54             PUBLIC ANNOUNCEMENTS

54.1        Subject to Clause 36 (Trademark), EVE shall be allowed, at its sole discretion, to include on its website the identification of ECTS [***].

54.2      Except as provided in clause 54.1 above, no Party shall make any public announcement, press release, advertisement or publicity related to the execution and/or the subject matter of this Agreement, without having first obtained each other Party’s prior written approval regarding the content and timing of such public announcement, which approval shall not be unreasonably withheld or delayed.

55             REMEDIES NOT EXCLUSIVE

55.1   The rights and remedies set forth in this Agreement are not exclusive, except in case the remedy is indicated herein as exclusive, and nothing contained in this Agreement will be deemed to diminish or eliminate any right or remedy which the Parties may have at law or in equity.

56             SEVERABILITY

56.1    If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any applicable jurisdiction, such provision, or part thereof shall be deemed severed from this Agreement for the purposes of such jurisdiction and all other provisions of this Agreement shall remain in full force and effect. In the event of any such severance, the Parties shall negotiate in good faith in order to agree on the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so severed.

[INTENTIONALLY LEFT BLANK –SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by authorized representatives, in duplicate originals, to be effective as of the Effective Date.

By EVE UAM, LLC               By Embraer-CAE Training Services, LLC

/s/ Eduardo Siffert Couto	/s/ Ayslan Anholon
Name: Eduardo Siffert Couto	Name: Ayslan Anholon
Title: Chief Financial Officer	Title: VP Flight Operations & Training

/s/ Johann Christian Jean Charles Bordais	/s/ Alexandre Provost
Name: Johann Christian Jean Charles Bordais	Name: Alexandre Provost
Title:	Title: Director

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